ABRAXAS PETROLEUM CORPORATION

www.abraxaspetroleum.com

NEWS RELEASE

Abraxas Announces Third Quarter 2018 Financial and Operating Results

SAN ANTONIO (November 7, 2018) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and nine months ended September 30, 2018.

Financial Highlights for the Three Months Ended September 30, 2018

The three months ended September 30, 2018 resulted in:

•	Production of 926 MBoe (10,070 Boepd)
•	Revenue of $41.6 million
•	Net income of $1.8 million, or $0.01 per share
•	Adjusted net income(a) (excluding certain non-cash items) of $8.6 million, or $0.05 per share
•	EBITDA(a) of $22.3 million
•	Adjusted EBITDA per bank loan covenants of $22.4 million(a)

(a)	See reconciliation of non-GAAP financial measures below.

Operational Highlights for the Three Months Ended September 30, 2018:

Williston Basin, North Dakota

Drilling operations on the Abraxas four well Lillibridge NW Pad continued as planned. On the four well Ravin NE Pad, the fracture treatment (frac) is expected to be completed this week despite road closures caused by weather. Once the Ravin NE Pad fracture treatment is complete, Abraxas will place back on production the six remaining wells shut-in for frac protection along with the eight new wells on the Ravin Central and Ravin NE Pads.

Delaware Basin, West Texas

Drilling operations on the Abraxas two well Creosote Pad continued as planned. Abraxas owns approximately 80% working interest in the Creosote Pad. The two well Mesquite Pad, in which Abraxas owns 73% working interest, is producing approximately 1,800 Boepd. The fracture treatment on the one well Pecan 47 Pad, in which Abraxas owns 100% working interest is scheduled to commence this week. All these pads call for 4,800' laterals.

Abraxas continues to acquire bolt-on acreage to its existing acreage block. With transactions currently in progress, Abraxas now holds over 11,000 net acres, excluding over 2,200 acres of minerals owned in southern Pecos County.

Capital Budget

The Board of Directors of Abraxas have approved a Capital Budget for 2019 of $108 million. The budget entails a continuation of a one rig program in the Bakken to drill and/or complete 13 wells ($39 million), a continuation of a one rig program in the Delaware Basin to drill and/or complete 12 wells ($58 million), and $11 million for acreage and facilities. This budget is designed to generate free cash flow during 2019. Abraxas plans to issue additional guidance for 2019 when results from the recently completed Bakken wells and one soon to be completed Delaware well are known.

2018 Production and Guidance Update:

	2018 Operating Guidance

Operating Costs	Low	High

LOE ($/Boe)	$4.00	$6.00
Production Tax (% Rev)	8.0%	9.0%
Cash G&A ($mm)	$8.5	$12.5
Production (boepd)	10,000	11,000

Vice President and Chief Financial Officer

On November 6, 2018, the Board of Directors of Abraxas Petroleum (“Abraxas” or the “Company”) named Steven P. Harris as Vice President and Chief Financial Officer of the company.

Mr. Harris will continue to report to Bob Watson, Chairman, President and Chief Executive Officer of Abraxas. Mr. Harris joined Abraxas on June 19, 2018, as Director, Finance and Capital Markets.  Mr. Harris brings over 20 years of financial and leadership experience to Abraxas. Most recently, Mr. Harris was with Sundance Energy where he assisted Sundance’s Business Development and Investor Relations efforts. From 2008 through 2017, Mr. Harris was a Managing Director and headed the U.S. Energy Investment Banking division of Canaccord Genuity in Houston, Texas. Prior to joining Canaccord Genuity, Mr. Harris served in the Business Development Group at El Paso Exploration and Production. Mr. Harris earned his Bachelor of Business Administration from the University of Texas at Austin and a Master of Business Administration from the Rice University Jesse H. Jones Graduate School of Management.

Bob Watson, President and CEO of Abraxas, commented, “Since joining the Company, Steve has been instrumental in sourcing and evaluating various forms of financing, negotiating certain acquisitions and divestitures across the Company’s portfolio of assets, and establishing significant capital market relationships to further enhance the Company’s strategic growth objectives.”

Conference Call

Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its third quarter 2018 earnings conference call at 3 PM ET on Thursday November 8, 2018. To participate in the conference call, please dial 844.347.1028 and enter the passcode 9385155. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available through December 8, 2018 by dialing 855.859.2056 and entering the passcode 9385155 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Permian Basin, Rocky Mountain, and South Texas regions of the United States.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:

Steven P. Harris

Vice President - Chief Financial Officer

Telephone 210.490.4788

sharris@abraxaspetroleum.com

www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

FINANCIAL HIGHLIGHTS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share data)	2018	2017	2018	2017
Financial Results:
Revenue	$41,625	$24,722	$113,171	$56,676
Net income (loss)	1,777	(770)	2,002	20,115
Net income (loss) per share - basic	$0.01	$(0.00)	$0.01	$0.13
Net income (loss) per share - diluted	$0.01	$(0.00)	$0.01	$0.12
Capital expenditures - acquisitions	14,635	-	36,404	-
Capital expenditures - drilling and completion	36,974	50,910	91,326	91,363
Total capital expenditures	51,609	50,910	127,730	91,363
EBITDA(a)	22,252	15,698	63,740	35,550
Adjusted net income, excluding certain non-cash items(a)	8,617	6,103	26,642	13,156
Adjusted net income, excluding certain non-cash items, per share - basic(a)	$0.05	$0.04	$0.16	$0.08
Adjusted net income, excluding certain non-cash items, per share - diluted(a)	$0.05	$0.04	$0.16	$0.08
Liquidity(a)	53,750	51,569	53,750	51,569
Weighted average shares outstanding - basic	165,392	163,508	165,083	160,031
Weighted average shares outstanding - diluted	167,629	163,508	167,865	161,597

Production from Continuing Operations:
Crude oil per day (Bblpd)	6,542	5,270	6,025	3,969
Natural gas per day (Mcfpd)	12,797	12,006	12,754	10,089
Natural gas liquids per day (Bblpd)	1,395	1,474	1,428	1,269
Crude oil equivalent per day (Boepd)	10,070	8,745	9,579	6,920
Crude oil equivalent (Mboe)	926	805	2,615	1,889

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$50.36	$46.88	$51.02	$47.51
Natural gas ($ per Mcf)	1.61	1.72	1.69	1.82
Natural gas liquids ($ per Bbl)	20.86	11.03	17.27	10.27
Crude oil equivalent ($per Boe)	37.66	32.47	36.92	31.78

Expenses:
Lease operating ($ per Boe)	$7.26	$5.08	$6.51	$6.16
Production taxes (% of oil and gas revenue)	8.6%	8.3%	8.1%	8.5%
General and administrative, excluding stock-based compensation ($ per Boe)	$2.33	$5.35	$2.48	$4.34
Cash interest ($ per Boe)	2.11	0.94	1.78	0.81
Depreciation, depletion and amortization ($ per Boe)	11.89	9.79	11.41	9.35

   (a)     See reconciliation of non-GAAP financial measures below.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

BALANCE SHEET DATA

(In thousands)	September 30, 2018	December 31, 2017
Cash	$-	$1,618
Working capital	(49,434)	(34,361)
Property and equipment - net	332,328	237,767
Total assets	381,493	273,806

Long-term debt - less current maturities	149,159	87,354
Stockholders' equity	110,218	106,308
Common shares outstanding	166,610	165,890

Working capital per bank loan covenants(a)	(26,795)	(23,262)

(a) Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our bank loan covenants. This working capital calculation excludes the unused commitment amount which is included for our current ratio calculation.

ABRAXAS PETROLEUM CORPORATION

CONSOLIDATED

STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share data)	2018	2017	2018	2017
Revenues:
Oil	$37,039	$21,339	$100,505	$48,153
Gas	1,897	1,873	5,882	4,918
Natural gas liquids	2,677	1,495	6,735	3,559
	41,613	24,707	113,122	56,630
Other	12	15	49	46
	41,625	24,722	113,171	56,676
Operating costs and expenses:
Lease operating	6,724	4,089	17,023	11,628
Production and ad valorem taxes	3,569	2,045	9,167	4,823
Depreciation, depletion, and amortization	11,011	7,877	29,846	17,666
General and administrative (including stock-based compensation of $428, $750, $1,894 and $2,499 respectively)	2,586	5,057	8,379	10,692
	23,890	19,068	64,415	44,809
Operating income	17,735	5,654	48,756	11,867

Other (income) expense:
Interest income	-	-	(1)	(1)
Interest expense	2,083	868	5,039	1,876
Amortization of deferred financing fees	113	100	320	354
Loss (gain) on derivative contracts	13,568	5,456	41,215	(10,375)
Loss (gain) on sale of non-oil and gas assets	194	-	181	(102)
	15,958	6,424	46,754	(8,248)
Income (loss) before income tax	1,777	(770)	2,002	20,115
Income tax (expense) benefit	-	-	-	-
Net income (loss)	$1,777	$(770)	$2,002	$20,115

Net income (loss) per common share - basic	$0.01	$(0.00)	$0.01	$0.13

Net income (loss) per common share - diluted	$0.01	$(0.00)	$0.01	$0.12

Weighted average shares outstanding:
Basic	165,392	163,508	165,083	160,031
Diluted	167,629	163,508	167,865	161,597

ABRAXAS PETROLEUM CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP") in the United States of America, EBITDA is an appropriate measure of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. EBITDA is defined as net income plus interest expense, deferred income taxes, depreciation, depletion and amortization expenses, impairments, unrealized gains and losses on derivative contracts, and stock-based compensation. EBITDA is a non-GAAP financial measure as defined under SEC rules. EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. EBITDA excludes some, but not all items that affect net income and may vary among companies. The EBITDA presented below may not be comparable to similarly titled measures of other companies.

We have also disclosed Adjusted EBITDA per bank loan covenants. Adjusted EBITDA per bank loan covenants is a non-GAAP financial measure as defined under SEC rules. Our management believes that information regarding Adjusted EBITDA per bank loan covenants is material to an understanding of our financial condition and liquidity. Adjusted EBITDA per bank loan covenants should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Adjusted EBITDA per bank loan covenants presented below may not be comparable to similarly titled measures of other companies.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net income for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2018	2017	2018	2017
Net income (loss)	$1,777	$(770)	$2,002	$20,115
Net interest expense	2,083	868	5,038	1,875
Depreciation, depletion and amortization	11,011	7,877	29,846	17,666
Amortization of deferred financing fees	113	100	320	354
Stock-based compensation	428	750	1,894	2,499
Unrealized loss (gain) on derivative contracts	6,840	6,873	24,640	(6,959)
EBITDA	$22,252	$15,698	$63,740	$35,550

EBITDA	$22,252	$15,698	$63,740	$35,550
Expenses related to equity offering/loan amendments/permitted acquisitions	105	199	317	4,692
Adjusted EBITDA per bank loan covenants	$22,357	$15,897	$64,057	$40,242

This release also includes a discussion of “adjusted net income, excluding certain non-cash items,” which is also a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net income, excluding ceiling test impairment and unrealized changes in derivative contracts. Management believes that net income calculated in accordance with GAAP is the most directly comparable measure to adjusted net income, excluding certain non-cash items. The calculation of adjusted net income, excluding certain non-cash items presented below may not be comparable to similarly titled measures of other companies.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815: Derivatives and Hedging as amended and interpreted, which requires Abraxas to record a gain or loss based on the calculated value difference from the previous period-end valuation for open contracts. For example, NYMEX oil prices on September 30, 2017 were $51.67 per barrel compared to $73.25 on September 28, 2018; therefore, the mark-to-market valuation changed considerably from period to period.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2018	2017	2018	2017
Net income (loss)	$1,777	$(770)	$2,002	$20,115
Unrealized loss (gain) on derivative contracts	6,840	6,873	24,640	(6,959)
Adjusted net income, excluding certain non-cash items	$8,617	$6,103	$26,642	$13,156
Net income per share - basic	$0.01	$(0.00)	$0.01	$0.13
Net income per share - diluted	$0.01	$(0.00)	$0.01	$0.12
Adjusted net income, excluding certain non-cash items, per share - basic	$0.05	$0.04	$0.16	$0.08
Adjusted net income, excluding certain non-cash items, per share - diluted	$0.05	$0.04	$0.16	$0.08

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company's ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company's financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

(In thousands)	September 30, 2018	September 30, 2017
Borrowing base	$200,000	$115,000
Cash and cash equivalents	-	819
Revolving credit facility- outstanding borrowings	(146,000)	(64,000)
Outstanding letters of credit	(250)	(250)
Liquidity	$53,750	$51,569